UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2003

SPINNAKER EXPLORATION COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16009	76-0560101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Smith Street, Suite 800
Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 759-1770

Item 9.    Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure.”

Spinnaker Exploration Announces Addition to Management Team

HOUSTON, August 5/PRNewswire/ — Spinnaker Exploration Company (NYSE: SKE) today announced the appointment of William N. Young, III as its Vice President – Marketing.

Mr. Young joined Spinnaker in May 2003 as Director — Oil & Gas Marketing. Prior to joining Spinnaker, he provided oil and gas marketing consulting services for the Company since 1998. Mr. Young has 25 years of experience in the oil and gas industry focused primarily on commodity marketing for various pipelines and independent producers and has B.S. and M.S. degrees in Civil Engineering from North Carolina State University.

Spinnaker Exploration Company is an independent energy company engaged in the exploration, development and production of natural gas and oil in the U.S. Gulf of Mexico.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINNAKER EXPLORATION COMPANY

Date: August 5, 2003	By:	/s/ JEFFREY C. ZARUBA
Name: Jeffrey C. Zaruba Title: Vice President, Treasurer and Assistant Secretary